Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 18, 2004 accompanying the financial statements of Southwest Olive Growers, Inc., which are incorporated in this Form SB-2 registration statement. We consent to the incorporation in the registration statement of the aforementioned report.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Salt Lake City, Utah
                             October 25, 2004